Exhibit 10.4

FIRST BANKSHARES, INC.

FORM OF

DIRECTOR STOCK OPTION AGREEMENT

THIS AGREEMENT made and entered into as of the          day of             , 200    , between First Bankshares, Inc., a Virginia corporation, (hereinafter called the “Company”) and                                         , (hereinafter called the “Director”),

WHEREAS, the Company has determined that it is in the best interests of the Company to provide an incentive to Director to acquire a proprietary interest in the Company and, as a stockholder, to share in its success, thus creating an added incentive for each Director to counsel and consult effectively for the Company and in the Company’s interest;

WHEREAS, the Company maintains the First Bankshares, Inc. Stock Option Plan, (hereinafter the “Plan”);

WHEREAS, participation in the Plan is effected by an award of the Board of Directors and the execution of this Stock Option Agreement (the “Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants hereafter set forth and for other good and valuable consideration, the parties hereby agree as follows:

SECTION ONE

GRANT OF OPTION

The Company hereby grants to Director, as of                      , 200    , as a matter of this separate Agreement and not in lieu of any other compensation, the right and option (hereafter called the “Option,”) to purchase                                               (            ) whole shares of authorized, but unissued, common stock of the Company, on the terms and conditions herein set forth. The Option granted hereunder shall be exercisable by Director, subject to all terms and conditions set forth in the Plan and this Agreement. The Option is not intended by the parties hereto to be, and shall not be treated as, an incentive stock option (as such term is defined under Section 422 of the Internal Revenue Code of 1986).

SECTION TWO

PRICE OF OPTION SHARES

The purchase price of the shares of common stock subject to this Option shall be          and              Dollars ($            ) per share.

SECTION THREE

INSTALLMENT EXERCISE

Subject to such further limitations as provided herein, this Option shall become exercisable in                              (            ) installments, the Director having the right hereunder to purchase from the Company the following number of shares upon exercise of the Option on and after the following dates, in cumulative fashion:

(a)	on and after the date of grant, up to shares; and

(b)	on and after January 1, 200 up to additional shares.

[You may provide for a different vesting schedule]

Notwithstanding the foregoing, the Option shall be exercisable in full in the event of a Change in Control (as defined in the Plan.)

SECTION FOUR

DEADLINE FOR EXERCISE OF OPTION

Subject to the terms of this Agreement, this Option may be exercised by Director, in whole or in part, at any time within a period of ten (10) years from the day and year of the Option first above written.

SECTION FIVE

PROCEDURE FOR EXERCISE OF OPTION

Director shall exercise the Option by written notice to the Company, which notice shall specify the number of whole shares to be purchased and the effective date of the exercise (which shall be a date coinciding with or following the Company’s receipt of such notice), and which shall be accompanied by a personal or cashier’s check in full payment of the option price for such shares or by surrender of shares of the Company’s common stock with a fair market value equal to the option price for such shares. Until the Company receives such proper notice and payment, the Director shall have no rights in the optioned shares of stock.

Director agrees that none of the shares purchased by him/her under this Option shall be resold, except in accordance with Securities and Exchange Commission Rule 144, if applicable.

SECTION SIX

LIMITATIONS ON TRANSFER OF OPTION

This Option shall not be transferable by Director otherwise than by will and the applicable laws of descent and distribution. During the lifetime of Director, this Option shall be exercisable only by him/her.

SECTION SEVEN

TERMINATION OF DIRECTOR’S OPTION

(a) In the event that Director ceases to serve as a director of the Company for any reason, other than the death of the Director, the Option shall terminate three (3) months from the date on which he/she ceases to be a director of the Company.

(b) Notwithstanding (a) above, the Option shall terminate twelve (12) months from the date of the Director’s death if the Director is employed by the Company on the date of his/her death.

SECTION EIGHT

GOVERNING LAW

This Agreement shall be governed by the laws of the Commonwealth of Virginia.

SECTION NINE

CONTROL BY TERMS OF PLAN

The terms of the Plan shall control the operation of this Agreement, except to the extent the Agreement provides terms not inconsistent with the Plan.

IN WITNESS WHEREOF, parties hereto have caused the Agreement to be executed on the day and year first above written.

FIRST BANKSHARES, INC.

Chairman

Secretary

DIRECTOR